UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

                                 Date of report

(Date of earliest event reported): December 13, 2006

PROTOCALL TECHNOLOGIES INCORPORATED

(Exact Name of Registrant as Specified in Charter)

                           NEVADA

(State or Other Jurisdiction of Incorporation)

0-51111 (Commission File Number)	41-2033500 (IRS Employer Identification No.)

47 MALL DRIVE COMMACK, NEW YORK (Address of Principal Executive Offices)	11725-5717 (Zip Code)
(631) 543-3655 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 13, 2006, Syd Dufton was appointed to be our President and the President of our newly-created division, TitleMatch Entertainment Group Inc.

Mr. Dufton has worked for us as a full-time advisor since September 2006. Prior to working in such advisory capacity, Mr. Dufton served as a part-time consultant to us from January 2006 until September 2006, while concurrently serving as a partner and Managing Director of City Capital Partners, a venture capital firm that focused on young, privately-held technology companies. Mr. Dufton was our Vice President-Sales and Channel Marketing from September 2004 to August 2005. He has 17 years of experience in the consumer technology industry.

Prior to joining us in September 2004, Mr. Dufton was a founding partner of AdvanceWork International, a mobile distance learning company, from 2000 until March 2002, where he developed and managed a worldwide multi-channel sales structure. From 1996 until 1999, he was a principal of Syracuse Language Systems, a language learning software company that later became a division of Vivendi Universal. Mr. Dufton earned a B.A. from Gettysburg College.

Mr. Dufton has not engaged in a related party transaction with us during the last two years, and there are no family relationships between Mr. Dufton and any of our executive officers or directors. There is currently no employment agreement in place with Mr. Dufton.

A copy of the press release announcing Mr. Dufton’s appointment is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release of Protocall Technologies Incorporated, issued on December 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2006

PROTOCALL TECHNOLOGIES INCORPORATED

By: /s/ Bruce Newman
Bruce Newman
Chief Executive Officer